Exhibit 99.1

1 North Brentwood Boulevard	Phone: 314.854.8000
15th Floor	Fax: 314.854.8003
St. Louis, Missouri 63105
www.Belden.com
News Release

Belden Reports Strong Results for First Quarter 2021

St. Louis, Missouri – May 5, 2021 - Belden Inc. (NYSE: BDC), a leading global supplier of specialty networking solutions, today reported fiscal first quarter 2021 results for the period ended April 4, 2021.

First Quarter 2021
Revenues for the quarter totaled $536.4 million, increasing $72.9 million, or 15.7%, compared to $463.5 million in the year-ago period. Net income was $28.7 million, compared to $14.9 million in the prior-year period. Net income as a percentage of revenue was 5.4% compared to 3.2% in the prior-year period. EPS totaled $0.64 compared to $0.33 in the first quarter 2020.

Adjusted revenues for the quarter also totaled $536.4 million. Adjusted EBITDA was $80.1 million, increasing $19.3 million, or 31.7%, compared to $60.8 million in the prior-year period. Adjusted EBITDA margin was 14.9%, compared to 13.1% in the prior-year period. Adjusted EPS was $0.94, increasing 40.3% compared to $0.67 in the first quarter 2020. Adjusted results are non-GAAP measures, and a non-GAAP reconciliation table is provided as an appendix to this release.

Roel Vestjens, President and CEO of Belden Inc., said, “Demand trends continued to improve in the first quarter, and I am pleased to report total revenues and EPS that exceeded the high end of our guidance ranges. Organic growth is a key priority, and first quarter revenues increased 16% overall and 8% on an organic basis, resulting in robust margin expansion and earnings growth.”

Outlook
“End market conditions are improving, and I am encouraged by our recent order rates and solid execution. We are increasing our full year 2021 guidance to reflect better than expected performance in the first quarter and an improved outlook for the remainder of the year. We are aligning our portfolio around markets with favorable secular trends and positioning the Company to drive healthy organic growth and meaningful margin expansion. I am confident that we have the management team, strategy, and business system to deliver on our commitments and drive compelling returns for our shareholders,” said Mr. Vestjens.

The Company expects second quarter 2021 revenues to be $535 - $550 million. For the year ending December 31, 2021, the Company now expects revenues to be $2.130 - $2.180 billion, compared to prior guidance of $1.990 - $2.050 billion.

The Company expects second quarter 2021 GAAP EPS to be $0.38 - $0.48. For the year ending December 31, 2021, the Company now expects GAAP EPS to be $1.97 - $2.27, compared to prior guidance of $1.70 - $2.10.

The Company expects second quarter 2021 adjusted EPS to be $0.88 - $0.98. For the year ending December 31, 2021, the Company now expects adjusted EPS to be $3.50 - $3.80, compared to prior guidance of $2.90 - $3.30.

Earnings Conference Call
Management will host a conference call today at 8:30 am ET to discuss results of the quarter. The listen-only audio of the conference call will be broadcast live via the Internet at https://investor.belden.com. The dial-in number for participants is 800-353-6461, with confirmation code 6951226. A replay of this conference call will remain accessible in the investor relations section of the Company’s website for a limited time.

Net Income and Earnings per Share (EPS)
All references to net income and EPS within this earnings release refer to income from continuing operations and income from continuing operations per diluted share attributable to Belden stockholders, respectively.

Use of Non-GAAP Financial Information
Adjusted results are non-GAAP measures that reflect certain adjustments the Company makes to provide insight into operating results. GAAP to non-GAAP reconciliations accompany the condensed consolidated financial statements included in this release and have been published to the investor relations section of the Company’s website at https://investor.belden.com.

BELDEN INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended
	April 4, 2021	March 29, 2020

	(In thousands, except per share data)
Revenues	$536,381	$463,526
Cost of sales	(345,037)	(293,025)
Gross profit	191,344	170,501
Selling, general and administrative expenses	(98,449)	(98,389)
Research and development expenses	(31,500)	(26,219)
Amortization of intangibles	(9,947)	(16,185)
Operating income	51,448	29,708
Interest expense, net	(15,511)	(13,324)
Non-operating pension benefit	684	699
Income from continuing operations before taxes	36,621	17,083
Income tax expense	(7,880)	(2,192)
Income from continuing operations	28,741	14,891
Loss from discontinued operations, net of tax	—	(26,110)
Net income (loss)	28,741	(11,219)
Less: Net income (loss) attributable to noncontrolling interest	75	(30)
Net income (loss) attributable to Belden stockholders	$28,666	$(11,189)

Weighted average number of common shares and equivalents:
Basic	44,679	45,390
Diluted	45,045	45,538

Basic income (loss) per share attributable to Belden stockholders:
Continuing operations	$0.64	$0.33
Discontinued operations	—	(0.58)
Net income (loss)	$0.64	$(0.25)

Diluted income (loss) per share attributable to Belden stockholders:
Continuing operations	$0.64	$0.33
Discontinued operations	—	(0.58)
Net income (loss)	$0.64	$(0.25)

Common stock dividends declared per share	$0.05	$0.05

BELDEN INC.
OPERATING SEGMENT INFORMATION
(Unaudited)

	Enterprise Solutions	Industrial Solutions	Total Segments

	(In thousands, except percentages)
For the three months ended April 4, 2021
Segment Revenues	$226,355	$310,026	$536,381
Segment EBITDA	28,106	51,363	79,469
Segment EBITDA margin	12.4%	16.6%	14.8%
Depreciation expense	5,350	6,210	11,560
Amortization of intangibles	4,336	5,611	9,947
Amortization of software development intangible assets	32	657	689
Severance, restructuring, and acquisition integration costs	1,915	3,256	5,171
Adjustments related to acquisitions and divestitures	(6,286)	6,907	621

For the three months ended March 29, 2020
Segment Revenues	$212,213	$251,313	$463,526
Segment EBITDA	24,712	35,527	60,239
Segment EBITDA margin	11.6%	14.1%	13.0%
Depreciation expense	5,081	5,201	10,282
Amortization of intangibles	5,504	10,681	16,185
Amortization of software development intangible assets	55	275	330
Severance, restructuring, and acquisition integration costs	2,550	1,069	3,619
Adjustments related to acquisitions and divestitures	20	—	20

BELDEN INC.
OPERATING SEGMENT RECONCILIATION TO CONSOLIDATED RESULTS
(Unaudited)

	Three Months Ended
	April 4, 2021	March 29, 2020

	(In thousands)
Total Segment Revenues	$536,381	$463,526
Deferred revenue adjustments	—	—
Consolidated Revenues	$536,381	$463,526

Total Segment EBITDA	$79,469	$60,239
Eliminations	(33)	(95)
Total non-operating pension benefit	684	699
Consolidated Adjusted EBITDA (1)	80,120	60,843
Interest expense, net	(15,511)	(13,324)
Depreciation expense	(11,560)	(10,282)
Amortization of intangibles	(9,947)	(16,185)
Severance, restructuring, and acquisition integration costs	(5,171)	(3,619)
Amortization of software development intangible assets	(689)	(330)
Adjustments related to acquisitions and divestitures	(621)	(20)
Income from continuing operations before taxes	$36,621	$17,083

(1)Consolidated Adjusted EBITDA is a non-GAAP measure. See Reconciliation of Non-GAAP Measures for additional information.

BELDEN INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

	April 4, 2021	December 31, 2020
	(Unaudited)
	(In thousands)
ASSETS
Current assets:
Cash and cash equivalents	$370,552	$501,994
Receivables, net	342,416	296,817
Inventories, net	275,405	247,298
Other current assets	59,741	52,289
Current assets held for sale	16,279	—
Total current assets	1,064,393	1,098,398
Property, plant and equipment, less accumulated depreciation	356,780	368,620
Operating lease right-of-use assets	54,660	54,787
Goodwill	1,284,913	1,251,938
Intangible assets, less accumulated amortization	309,618	287,071
Deferred income taxes	29,114	29,536
Other long-lived assets	48,190	49,384
	$3,147,668	$3,139,734

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$250,426	$244,120
Accrued liabilities	252,025	276,641
Current liabilities held for sale	5,555	—
Total current liabilities	508,006	520,761
Long-term debt	1,509,708	1,573,726
Postretirement benefits	154,171	160,400
Deferred income taxes	43,101	38,400
Long-term operating lease liabilities	45,642	46,398
Other long-term liabilities	41,580	42,998
Stockholders’ equity:
Common stock	503	503
Additional paid-in capital	827,271	823,605
Retained earnings	477,279	450,876
Accumulated other comprehensive loss	(138,126)	(191,851)
Treasury stock	(327,835)	(332,552)
Total Belden stockholders’ equity	839,092	750,581
Noncontrolling interests	6,368	6,470
Total stockholders’ equity	845,460	757,051
	$3,147,668	$3,139,734

BELDEN INC.
CONDENSED CONSOLIDATED CASH FLOW STATEMENTS
(Unaudited)

	Three Months Ended
	April 4, 2021	March 29, 2020

	(In thousands)
Cash flows from operating activities:
Net income (loss)	$28,741	$(11,219)
Adjustments to reconcile net income (loss) to net cash used for operating activities:
Depreciation and amortization	22,196	26,798
Share-based compensation	7,285	3,708
Asset impairment	6,995	23,197
Changes in operating assets and liabilities, net of the effects of currency exchange rate changes, acquired businesses and disposals:
Receivables	(50,208)	43,627
Inventories	(19,313)	(29,054)
Accounts payable	3,269	(50,827)
Accrued liabilities	(30,765)	(38,425)
Income taxes	1,416	(16,500)
Other assets	(4,226)	6,144
Other liabilities	(6,885)	(9,501)
Net cash used for operating activities	(41,495)	(52,052)
Cash flows from investing activities:
Cash from (used for) business acquisitions, net of cash acquired	(72,232)	590
Capital expenditures	(11,223)	(20,935)
Proceeds from disposal of tangible assets	12	2,090
Proceeds from disposal of business	1,106	—
Net cash used for investing activities	(82,337)	(18,255)
Cash flows from financing activities:
Cash dividends paid	(2,246)	(2,296)
Payments under borrowing arrangements	(1,841)	—
Withholding tax payments for share-based payment awards	(905)	(1,003)
Other	(43)	(58)
Payment of earnout consideration	—	(29,300)
Payments under share repurchase program	—	(21,239)
Net cash used for financing activities	(5,035)	(53,896)
Effect of foreign currency exchange rate changes on cash and cash equivalents	(2,277)	(7,947)
Decrease in cash and cash equivalents	(131,144)	(132,150)
Cash and cash equivalents, beginning of period	501,994	425,885
Cash and cash equivalents, end of period	$370,850	$293,735

The Condensed Consolidated Cash Flow Statement for the period ended March 29, 2020 includes the results of discontinued operations, which were sold on July 2, 2020.

BELDEN INC.
RECONCILIATION OF NON-GAAP MEASURES
(Unaudited)

In addition to reporting financial results in accordance with accounting principles generally accepted in the United States, we provide non-GAAP operating results adjusted for certain items, including: asset impairments; accelerated depreciation expense due to plant consolidation activities; purchase accounting effects related to acquisitions, such as the adjustment of acquired inventory and deferred revenue to fair value and transaction costs; severance, restructuring, and acquisition integration costs; gains (losses) recognized on the disposal of businesses and tangible assets; amortization of intangible assets; gains (losses) on debt extinguishment; certain revenues and gains (losses) from patent settlements; discontinued operations; and other costs. We adjust for the items listed above in all periods presented, unless the impact is clearly immaterial to our financial statements. When we calculate the tax effect of the adjustments, we include all current and deferred income tax expense commensurate with the adjusted measure of pre-tax profitability.
We utilize the adjusted results to review our ongoing operations without the effect of these adjustments and for comparison to budgeted operating results. We believe the adjusted results are useful to investors because they help them compare our results to previous periods and provide important insights into underlying trends in the business and how management oversees our business operations on a day-to-day basis. As an example, we adjust for the purchase accounting effect of recording deferred revenue at fair value in order to reflect the revenues that would have otherwise been recorded by acquired businesses had they remained as independent entities. We believe this presentation is useful in evaluating the underlying performance of acquired companies. Similarly, we adjust for other acquisition-related expenses, such as amortization of intangibles and other impacts of fair value adjustments because they generally are not related to the acquired business' core business performance. As an additional example, we exclude the costs of restructuring programs, which can occur from time to time for our current businesses and/or recently acquired businesses. We exclude the costs in calculating adjusted results to allow us and investors to evaluate the performance of the business based upon its expected ongoing operating structure. We believe the adjusted measures, accompanied by the disclosure of the costs of these programs, provides valuable insight.
Adjusted results should be considered only in conjunction with results reported according to accounting principles generally accepted in the United States.

	Three Months Ended
	April 4, 2021	March 29, 2020

	(In thousands, except percentages and per share amounts)
GAAP and adjusted revenues	$536,381	$463,526

GAAP gross profit	$191,344	$170,501
Adjustments related to acquisitions and divestitures	816	20
Amortization of software development intangible assets	689	330
Severance, restructuring, and acquisition integration costs	260	45
Adjusted gross profit	$193,109	$170,896

GAAP gross profit margin	35.7%	36.8%
Adjusted gross profit margin	36.0%	36.9%

GAAP selling, general and administrative expenses	$(98,449)	$(98,389)
Severance, restructuring, and acquisition integration costs	4,911	3,574
Adjustments related to acquisitions and divestitures	(195)	—
Adjusted selling, general and administrative expenses	$(93,733)	$(94,815)

GAAP and adjusted research and development expenses	$(31,500)	$(26,219)

GAAP net income (loss) attributable to Belden stockholders	$28,666	$(11,189)
Interest expense, net	15,511	13,324
Income tax expense	7,880	2,192
Loss from discontinued operations, net of tax	—	26,110
Noncontrolling interest	75	(30)
Total non-operating adjustments	23,466	41,596
Amortization of intangible assets	9,947	16,185
Severance, restructuring, and acquisition integration costs	5,171	3,619
Amortization of software development intangible assets	689	330
Adjustments related to acquisitions and divestitures	621	20
Total operating income adjustments	16,428	20,154
Depreciation expense	11,560	10,282
Adjusted EBITDA	$80,120	$60,843

GAAP net income (loss) margin	5.3%	(2.4)%
Adjusted EBITDA margin	14.9%	13.1%

GAAP net income (loss) attributable to Belden stockholders	$28,666	$(11,189)
Loss from discontinued operations, net of tax	—	26,110
GAAP net income from continuing operations attributable to Belden stockholders	$28,666	$14,921

GAAP net income (loss) attributable to Belden stockholders	$28,666	$(11,189)
Operating income adjustments from above	16,428	20,154
Loss from discontinued operations, net of tax	—	26,110
Tax effect of adjustments above	(2,688)	(4,595)
Adjusted net income from continuing operations attributable to Belden stockholders	$42,406	$30,480

GAAP income from continuing operations per diluted share attributable to Belden stockholders	$0.64	$0.33
Adjusted income from continuing operations per diluted share attributable to Belden stockholders	$0.94	$0.67

GAAP and adjusted diluted weighted average shares	45,045	45,538

BELDEN INC.
RECONCILIATION OF NON-GAAP MEASURES
(Unaudited)
We define free cash flow, which is a non-GAAP financial measure, as net cash from operating activities adjusted for capital expenditures net of the proceeds from the disposal of tangible assets. We believe free cash flow provides useful information to investors regarding our ability to generate cash from business operations that is available for acquisitions and other investments, service of debt principal, dividends and share repurchases. We use free cash flow, as defined, as one financial measure to monitor and evaluate performance and liquidity. Non-GAAP financial measures should be considered only in conjunction with financial measures reported according to accounting principles generally accepted in the United States. Our definition of free cash flow may differ from definitions used by other companies.

	Three Months Ended
	April 4, 2021	March 29, 2020

	(In thousands)
GAAP net cash used for operating activities	$(41,495)	$(52,052)
Capital expenditures, net of proceeds from the disposal of tangible assets	(11,211)	(18,845)
Non-GAAP free cash flow	$(52,706)	$(70,897)

BELDEN INC.
RECONCILIATION OF NON-GAAP MEASURES
2021 Earnings Guidance

	Year Ended	Three Months Ended
	December 31, 2021	July 4, 2021

	(In thousands)
GAAP income from continuing operations per diluted share attributable to Belden common stockholders	$1.97 - $2.27	$0.38 - $0.48
Amortization of intangible assets	0.81	0.21
Severance, restructuring, and acquisition integration costs	0.62	0.21
Adjustments related to acquisitions and divestitures	0.10	0.08
Adjusted income from continuing operations per diluted share attributable to Belden common stockholders	$3.50 - $3.80	$0.88 - $0.98

Our guidance for income from continuing operations per diluted share attributable to Belden common stockholders is based upon information currently available regarding events and conditions that will impact our future operating results. In particular, our results are subject to the factors listed under "Forward-Looking Statements" in this release. In addition, our actual results are likely to be impacted by other additional events for which information is not available, such as asset impairments, purchase accounting effects related to acquisitions, severance, restructuring, and acquisition integration costs, gains (losses) recognized on the disposal of tangible assets, gains (losses) on debt extinguishment, discontinued operations, and other gains (losses) related to events or conditions that are not yet known.

Forward-Looking Statements
This release and any statements made by us concerning the subject matter of this release may contain forward-looking statements, including our expectations for the second quarter and full-year 2021 and the results of our restructuring program. Forward-looking statements also include any statements regarding future financial performance (including revenues, expenses, earnings, margins, cash flows, dividends, capital expenditures and financial condition), plans and objectives, and related assumptions. In some cases these statements are identifiable through the use of words such as “anticipate,” “believe,” “estimate,” “forecast,” “guide,” “expect,” “intend,” “plan,” “project,” “target,” “can,” “could,” “may,” “should,” “will,” “would” and similar expressions. Forward-looking statements reflect management’s current beliefs and expectations and are not guarantees of future performance. Actual results may differ materially from those suggested by any forward-looking statements for a number of reasons, including, without limitation: the lack of certainty as to the duration and magnitude of the impact of COVID-19 and the economic recovery from that impact; the impact of a challenging global economy or a downturn in served markets; disruptions in the Company’s information systems including due to cyber-attacks leading to exposures of personally identifiable information; changes in tax laws and variability in the Company’s quarterly and annual effective tax rates; the cost and availability of raw materials including copper, plastic compounds, electronic components, and other materials; the inability to obtain components in sufficient quantities on commercially reasonable terms; the competitiveness of the global markets in which we operate; difficulty in forecasting revenue due to the unpredictable timing of orders related to customer projects as well as the impacts of channel inventory; the presence of substitute products in the marketplace; the increased prevalence of cloud computing; the inability of the Company to develop and introduce new products and competitive responses to our products; the increased influence of chief information officers on purchasing decisions; the inability to execute and realize the expected benefits from strategic initiatives (including revenue growth, cost control, and productivity improvement programs); the inability to achieve our strategic priorities in emerging markets; the inability to successfully complete and integrate acquisitions in furtherance of the Company’s strategic plan; foreign and domestic political, economic and other uncertainties, including changes in currency exchange rates; the impact of changes in global tariffs and trade agreements; volatility in credit and foreign exchange markets; the presence of activists proposing certain actions by the Company; perceived or actual product failures; risks related to the use of open source software; disruption of, or changes in, the Company’s key distribution channels; the inability to retain key employees; assertions that the Company violates the intellectual property of others and the ownership of intellectual property by competitors and others that prevents the use of that intellectual property by the Company; the impact of regulatory requirements and other legal compliance issues; the impairment of goodwill and other intangible assets and the resulting impact on financial performance; disruptions and increased costs attendant to collective bargaining groups and other labor matters; and other factors.

For a more complete discussion of risk factors, please see our Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on February 16, 2021. Although the content of this release represents our best judgment as of the date of this report based on information currently available and reasonable assumptions, we give no assurances that the expectations will prove to be accurate. Deviations from the expectations may be material. For these reasons, Belden cautions readers to not place undue reliance on these forward-looking statements, which speak only as of the date made. Belden disclaims any duty to update any forward-looking statements as a result of new information, future developments, or otherwise, except as required by law.

About Belden
Belden Inc. delivers a comprehensive product portfolio designed to meet the mission-critical network infrastructure needs of industrial and enterprise markets. With innovative solutions targeted at reliable and secure transmission of rapidly growing amounts of data, audio and video needed for today's applications, Belden is at the center of the global transformation to a connected world. Founded in 1902, the company is headquartered in St. Louis and has manufacturing capabilities in North and South America, Europe and Asia. For more information, visit us at www.belden.com or follow us on Twitter @BeldenInc.

Contact:
Belden Investor Relations
314-854-8054
Investor.Relations@Belden.com